M.D.C. HOLDINGS, INC.
                                     Issuer



                                       AND

                         U.S. BANK NATIONAL ASSOCIATION
                                     Trustee




                                  SENIOR NOTES


                                    INDENTURE











                          DATED AS OF January 28, 1998





#365296v4

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                                TABLE OF CONTENTS
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                                                                                                               Page

CROSS-REFERENCE TABLE.............................................................................................v

ARTICLE ONE - Definitions and Incorporation by Reference..........................................................1
         Section 1.01.     Definitions............................................................................1
         Section 1.02.     Incorporation by Reference of Trust Indenture Act.....................................16
         Section 1.03.     Rules of Construction.................................................................17

ARTICLE TWO - The Notes..........................................................................................17
         Section 2.01.     Form and Dating.......................................................................17
         Section 2.02.     Execution and Authentication..........................................................17
         Section 2.03.     Registrar and Paying Agent............................................................18
         Section 2.04.     Paying Agent to Hold Money in Trust...................................................18
         Section 2.05.     Holder Lists..........................................................................18
         Section 2.06.     Transfer and Exchange.................................................................19
         Section 2.07.     Replacement Notes.....................................................................19
         Section 2.08.     Outstanding Notes.....................................................................19
         Section 2.09.     Temporary Notes.......................................................................20
         Section 2.10.     Cancellation..........................................................................20
         Section 2.11.     Defaulted Interest....................................................................20
         Section 2.12.     Treasury Notes........................................................................20
         Section 2.13.     CUSIP Numbers.........................................................................21
         Section 2.14.     Deposit of Moneys.....................................................................21
         Section 2.15.     Book-Entry Provisions for Global Note.................................................21

ARTICLE THREE - Redemption.......................................................................................22
         Section 3.01.     Right of Redemption...................................................................22
         Section 3.02.     Notices to Trustee....................................................................22
         Section 3.03.     Selection of Notes to Be Redeemed.....................................................23
         Section 3.04.     Notice of Redemption..................................................................23
         Section 3.05.     Effect of Notice of Redemption........................................................24
         Section 3.06.     Deposit of Redemption Price...........................................................24
         Section 3.07.     Notes Redeemed in Part................................................................25

ARTICLE FOUR - Covenants.........................................................................................25
         Section 4.01.     Payment of Notes......................................................................25
         Section 4.02.     Maintenance of Office or Agency.......................................................25
         Section 4.03.     Limitation on Restricted Payments.....................................................26
         Section 4.04.     Compliance Certificate. ..............................................................27
         Section 4.05.     SEC Reports...........................................................................27
         Section 4.06.     Limitations on Transactions with Affiliates...........................................28
         Section 4.07      Limitations on Additional Indebtedness................................................29
         Section 4.08.     Limitations on Restricting Restricted Subsidiary Distributions........................30
         Section 4.09.     Limitations on Liens..................................................................31
         Section 4.10.     Use of Proceeds.......................................................................31

                                       ii

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         Section 4.11.     Repurchase of Notes Upon Change of Control Triggering Event...........................31
         Section 4.12.     Limitations on Asset Sales............................................................32


ARTICLE FIVE - Successor Corporation.............................................................................34
         Section 5.01.     When Company May Merge, etc...........................................................34

ARTICLE SIX - Defaults and Remedies..............................................................................35
         Section 6.01.     Events of Default.....................................................................35
         Section 6.02.     Acceleration of Maturity Date; Rescission and Annulment...............................36
         Section 6.03.     Collection of Indebtedness and Suits for Enforcement by Trustee.......................37
         Section 6.04.     Trustee May File Proofs of Claim......................................................38
         Section 6.05.     Trustee May Enforce Claims Without Possession of Notes................................38
         Section 6.06.     Priorities............................................................................39
         Section 6.07.     Limitation on Suits...................................................................39
         Section 6.08.     Unconditional Right of Holders to Receive Principal, Premium and
                           Interest..............................................................................40
         Section 6.09.     Rights and Remedies Cumulative........................................................40
         Section 6.10.     Delay or Omission Not Waiver..........................................................40
         Section 6.11.     Control by Holders....................................................................40
         Section 6.12.     Waiver of Past Default................................................................41
         Section 6.13.     Undertaking for Costs.................................................................41
         Section 6.14.     Restoration of Rights and Remedies....................................................41

ARTICLE SEVEN - Trustee..........................................................................................42
         Section 7.01.     Duties of Trustee.....................................................................42
         Section 7.02.     Rights of Trustee.....................................................................43
         Section 7.03.     Individual Rights of Trustee..........................................................44
         Section 7.04.     Trustee's Disclaimer..................................................................44
         Section 7.05.     Notice of Defaults....................................................................44
         Section 7.06.     Reports by Trustee to Holders.........................................................44
         Section 7.07.     Compensation and Indemnity............................................................45
         Section 7.08.     Replacement of Trustee................................................................45
         Section 7.09.     Successor Trustee by Merger, etc......................................................46
         Section 7.10.     Eligibility; Disqualification.........................................................46
         Section 7.11.     Preferential Collection of Claims Against Company.....................................46

ARTICLE EIGHT - Discharge of Indenture...........................................................................46
         Section 8.01.     Defeasance upon Deposit of Moneys or  U.S. Government Obligations.....................46
         Section 8.02.     Survival of the Company's Obligations.................................................49
         Section 8.03.     Application of Trust Money............................................................49
         Section 8.04.     Repayment to the Company..............................................................50
         Section 8.05.     Reinstatement.........................................................................50

ARTICLE NINE - Amendments, Supplements and Waivers...............................................................50
         Section 9.01.     Without Consent of Holders............................................................50
         Section 9.02.     With Consent of Holders...............................................................51
         Section 9.03.     Compliance with Trust Indenture Act...................................................52

                                       iii

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         Section 9.04.     Revocation and Effect of Consents.....................................................52
         Section 9.05.     Notation on or Exchange of Notes......................................................52
         Section 9.06.     Trustee to Sign Amendments, etc.......................................................52

ARTICLE TEN - Miscellaneous......................................................................................53
         Section 10.01.             Trust Indenture Act Controls.................................................53
         Section 10.02.             Notices......................................................................53
         Section 10.03.             Communications by Holders with Other Holders.................................54
         Section 10.04.             Certificate and Opinion as to Conditions Precedent...........................54
         Section 10.05.             Statements Required in Certificate or Opinion................................54
         Section 10.06.             Rules by Trustee and Agents..................................................55
         Section 10.07.             Legal Holidays...............................................................55
         Section 10.08.             Governing Law................................................................55
         Section 10.09.             No Adverse Interpretation of Other Agreements................................55
         Section 10.10.             No Recourse Against Others...................................................55
         Section 10.11.             Successors and Assigns.......................................................55
         Section 10.12.             Duplicate Originals..........................................................56
         Section 10.13.             Severability.................................................................57

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                                       iv

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                              CROSS-REFERENCE TABLE
This Cross-Reference Table is not a part of the Indenture.


TIA                                                     Indenture
Section                                                   Section
-------                                                 ---------
310(a)(1).............................................  7.10
(a)(2)................................................  7.10
(a)(3)................................................  N.A.
(a)(4)................................................  N.A.
(b)...................................................  7.08; 7.10; 10.02
311(a)................................................  7.11
(b)...................................................  7.11
(c)...................................................  N.A.
312(a)................................................  2.05
(b)...................................................  10.03
(c)...................................................  10.03
313(a)................................................  7.06
(b)(1)................................................  N.A.
(b)(2)................................................  7.06
(c)...................................................  10.02
(d)...................................................  7.06
314(a)................................................  4.04; 4.05; 10.02
(b)...................................................  N.A.
(c)(1)................................................  10.04
(c)(2)................................................  10.04
(c)(3)................................................  N.A.
(d)...................................................  N.A.
(e)...................................................  10.05
(f)...................................................  N.A.
315(a)................................................  7.01(b)
(b)...................................................  7.05; 10.02
(c)...................................................  7.01(a)
(d)...................................................  7.01(c)
(e)...................................................  6.13
316(a)(last sentence).................................  2.12
(a)(1)(A).............................................  6.11
(a)(1)(B).............................................  6.12
(a)(2)................................................  N.A.
(b)...................................................  6.08
(c)...................................................  9.04
317(a)(1).............................................  6.03
(a)(2)................................................  6.04
(b)...................................................  2.04
318(a)................................................  10.01
-----------------------------
N.A. means Not Applicable.

                                        v

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         INDENTURE  dated as of January 28, 1998, by and among M.D.C.  HOLDINGS,
INC., a Delaware corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's debt securities issued under this Indenture (the "Notes"):


                                   ARTICLE ONE

                   Definitions and Incorporation by Reference

Section 1.01.     Definitions.

         "Acquired Indebtedness" means Indebtedness of any Person that is not a Restricted Subsidiary, which Indebtedness is outstanding at the time such Person becomes a Restricted Subsidiary, or is merged into or consolidated with, the Company or a Restricted Subsidiary; provided, however, that such Indebtedness was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such merger or consolidation.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, either directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) without limiting the foregoing, ownership of 10% or more of the voting power of the voting common equity of such Person (on a fully diluted basis). Notwithstanding the foregoing, the term "Affiliate" will not include, with respect to the Company or any Restricted Subsidiary, any Restricted Subsidiary or, with respect to any Restricted Subsidiary, the Company.

         "Agent" means any Registrar, Paying Agent or co-Registrar or agent for service of notices and demands.

         "Agent Member" shall have the meaning specified in Section 2.15.

         "Asset Sale" means, with respect to any Person, the sale, lease, conveyance or other disposition (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary, not including the capital contribution to a joint venture in consideration of the Company's or its Restricted Subsidiaries' interest in such joint venture), whether owned on the Issue Date or subsequently acquired, in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) having an aggregate fair market value of $10,000,000 or more as to such transaction or series of related transactions (each such transaction being referred to herein as a "disposition"); provided, however, that the following transactions shall not constitute an Asset Sale: (i) a transaction or series of related

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transactions  that  results  in a  Change  of  Control  Triggering  Event;  (ii)
dispositions of land, homes, infrastructure, other buildings, improvements, appurtenances and entitlements and dispositions of mortgage loans, mortgage loan servicing and mortgage-backed securities in the ordinary course of business;
(iii) exchanges or swaps of real estate by the Company in the ordinary course of business for real estate of substantially equivalent value (or for real estate and cash or Cash Equivalents which, in the aggregate, have a substantially equivalent value); (iv) dispositions between or among the Company and any one or more Restricted Subsidiaries or between or among Restricted Subsidiaries; (v) a disposition that is a Permitted Investment (to the extent such Permitted Investment may be deemed to constitute an Asset Sale) or a Restricted Payment permitted hereunder; and (vi) dispositions of securities of the Company or any Restricted Subsidiary held exclusively by the Company or any Restricted Subsidiary and such disposition is made to the issuer of such securities or a Restricted Subsidiary of such issuer which issuer is the Company or a Restricted Subsidiary (regardless of whether such disposition is a direct disposition or an indirect disposition through the sale of all of the Capital Stock of a Restricted Subsidiary whose principal asset is the securities which are the subject of the disposition).

         "Attributable Debt" means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

         "Bank Credit Facility" means the Credit Agreement, dated as of April 10, 1996, among the Company, as guarantor, certain of its Restricted Subsidiaries, as borrowers, and the lenders named therein and Bank One, Arizona, NA, as Agent (together with the documents related thereto (including, without limitation, any guaranty agreements)), as such facility has been or may be amended, restated, supplemented or otherwise modified from time to time, and includes any facility extending the maturity of, increasing the total commitment of, or restructuring (including, without limitation, the inclusion of additional borrowers thereunder that are Subsidiaries of the Company and whose obligations thereunder are guaranteed by the Company) all or any portion of, the Indebtedness under such facility or any successor or replacement facilities and includes any facility with one or more agents or lenders refinancing or replacing all or any portion of the Indebtedness under such facility or any successor facilities.

         "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the board of directors of the Company or any authorized committee thereof.

         "Business Day" means a day that is not a Legal Holiday.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of or in a Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Preferred Stock of such Person if such Person is a corporation or membership interests if such Person is a limited liability company and each general and limited partnership interest of such Person if such Person is a partnership.

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         "Capitalized  Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

         "cash" means U.S. Legal Tender.

         "Cash Equivalents" means (a) U.S. Government Obligations; (b) GNMA securities; (c) debt insured by other agencies guaranteed by the full faith and credit of the United States of America; (d) commercial paper rated either "A1" or comparable by S&P or "P1" or comparable by Moody's; (e) Dutch auction preferred stocks rated either "AA" or comparable by S&P or "Aa2" or comparable by Moody's; (f) certificates of deposit issued by commercial banks or savings and loan associations whose short-term debt is rated either "A1" or comparable by S&P or "P1" or comparable by Moody's, or if such an institution is a subsidiary, then its parent corporation may have such a rating; (g) bankers acceptances issued by financial institutions that meet the requirements for certificates of deposit; (h) deposits in institutions having the same qualifications required for investments in certificates of deposit; (i) repurchase agreements collateralized by any otherwise acceptable collateral as defined above; and (j) money market accounts a majority of whose assets are composed of items described by any of the foregoing clauses (a) through (i) through brokerage firms deemed acceptable by the Company's management.

         "Change of Control" means (i) any sale, transfer or other conveyance (other than to the Company or a wholly owned Subsidiary), whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, to any "person" or "group" in one transaction or a series of related transactions, provided that a transaction where the holders of all classes of voting stock of the Company immediately prior to such transaction own, directly or indirectly, 50% or more of the aggregate voting power of all classes of voting stock of such "person" or "group" immediately after such transaction will not be a Change of Control, or (ii) any "person" or "group," other than the Management Group (as defined below), is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power of the voting stock then outstanding. For the purpose of this definition,
(i) the terms "person" and "group" shall have the meanings used for purposes of Rules 13d-3 and 13d-5 of the Exchange Act, whether or not applicable and (ii) the term "beneficial owner" shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable; except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person had the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

         "Change of Control Triggering Event" mean the occurrence of both a Change of Control and a Rating Decline.

         "Company" means the Person named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

         "Consolidated EBITDA" of any Person for any period means (a) the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent

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such amounts are deducted in determining such  Consolidated Net Income),  of (i)
the provision for income taxes for such period for such Person and its Subsidiaries (or, with respect to the Company, for the Company and its Restricted Subsidiaries) except to the extent of tax benefits associated with an extraordinary loss for such period, (ii) depreciation and amortization expense of such Person and its Subsidiaries (or, with respect to the Company, for the Company and its Restricted Subsidiaries), (iii) Consolidated Interest Expense of such Person for such period, and (iv) all other noncash, nonextraordinary charges reducing Consolidated Net Income for such period determined, in each case, on a consolidated basis for such Person and its Subsidiaries (or, with respect to the Company, for the Company and its Restricted Subsidiaries) in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" on any date (the "Transaction Date") means, with respect to any Person, the ratio of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses for the Reference Period to (b) the sum of
(i) the aggregate Consolidated Interest Incurred of such Person (exclusive of amounts attributable to discontinued operations and businesses, but in each case only to the extent that the obligations giving rise to such Consolidated Interest Incurred would no longer be obligations contributing to such Person's Consolidated Interest Incurred subsequent to the Transaction Date) for the Reference Period, plus (ii) dividends paid or accrued (unless paid to, or accrued in favor of, the Company or its Restricted Subsidiaries) on Disqualified Capital Stock of the Company and Restricted Subsidiaries of the Company during the Reference Period; provided that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Interest Incurred, (w) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (x) the Incurrence of any Refinancing Indebtedness during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the proceeds of which were used to refinance Indebtedness other than Indebtedness under revolving credit facilities) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period; (y) Consolidated Interest Incurred attributable to any Indebtedness being Incurred bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless the Company or any of its Restricted Subsidiaries is a party to an Interest Swap Obligation (which shall remain in effect for the 12-month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used; and (z) all members of the consolidated group of the Company on the Transaction Date that were acquired during the Reference Period or on or prior to the Transaction Date shall be deemed to be members of the consolidated group of the Company, along with any Indebtedness incurred in connection with the acquisition thereof, for the entire Reference Period.

         "Consolidated Interest Expense" of any Person for any period means the Interest Expense of such Person and its Subsidiaries or, with respect to the Company, of the Company and its Restricted Subsidiaries (other than the Company's financial services segment Restricted Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Incurred" of any Person for any period means the Interest Incurred of such Person and its Subsidiaries or, with respect to the Company, of the Company and its Restricted

Subsidiaries (other than the Company's financial services segment Restricted Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Assets" of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date for which financial information is available, as determined in accordance with GAAP, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of such fiscal quarter.

         "Consolidated Net Income" of any Person for any period means the aggregate net income (or loss) of such Person and its Subsidiaries (or, with respect to the Company, of the Company and its Restricted Subsidiaries) (collectively for the purposes of this definition of Consolidated Net Income only, the "Relevant Person") for such period, determined on a consolidated basis in accordance with GAAP, excluding without duplication: (a) the net income (or loss) of any other Person in which the Relevant Person has an ownership interest, other than the lesser of (i) cash dividends or cash distributions during such period that have been received by the Relevant Person; and (ii) the Relevant Person's pro rata share of such other Person's aggregate net income;
(b) extraordinary gains and losses, net of the tax effects thereof; (c) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (a), the net income (or loss) of any Person that accrued prior to the date that such Person was acquired by the Relevant Person or is merged into or consolidated with the Relevant Person or any of its Subsidiaries (or in the case of the Company, any Person is an Unrestricted Subsidiary or prior to the date that such Person is acquired by the Company as a Restricted Subsidiary becomes a Restricted Subsidiary); and (d) the net income of any Restricted Subsidiary (other than any Mortgage Subsidiary) to the extent that (and only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is prohibited by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period.

         "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any preferred stock that is classified as equity under GAAP, but excluding Disqualified Capital Stock) of such Person and its Subsidiaries (or, with respect to the Company, of the Company and its Restricted Subsidiaries) on a consolidated basis at the end of the fiscal quarter immediately preceding such date for which financial information is available, as determined in accordance with GAAP.

         "Currency Agreement" of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries or Affiliates against fluctuations in currency values.

         "Custodian"  means  any  receiver,   trustee,   assignee,   liquidator,
sequestrator or similar official under any Bankruptcy Law.

         "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, unless otherwise timely cured, an Event of Default.

     "Designation Amount" has the meaning set forth in the definition of "Unrestricted Subsidiary."

         "Disinterested Director" means a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to the transaction being considered.

         "Disqualified Capital Stock" means (a) with respect to any Person, any Capital Stock of such Person or its Subsidiaries that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the Holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due on or prior to the Stated Maturity and (b) with respect to any Restricted Subsidiary, any Capital Stock (other than (i) Capital Stock owned by the Company or a Restricted Subsidiary and (ii) common stock with no preferences or privileges and with no redemption or repayment provisions).

         "Equity Investor," with respect to any Person, means any other Person that has made an investment in the capital stock, shares, interests, participation or other ownership interests of such other Person (including any option, warrant or right to acquire any such interest) or has made any capital contribution to such other Person and owns a minority interest in such Person.

         "Event of Default" has the meaning set forth in Section 6.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Indebtedness" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the Issue Date.

     "Final  Change of Control  Put Date" has the meaning  specified  in Section
4.11.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of this Indenture.

     "Holder" means the person in whose name a Note is registered on the register for the Notes.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary shall be deemed to be Incurred at such time. Neither the accrual of interest, nor the accretion of original issue discount, shall be deemed to be an Incurrence of Indebtedness. In addition, the mere extension of the term of lender commitments to extend credit or funds to the Company or any of its Subsidiaries pursuant to a revolving credit agreement or similar arrangement shall not be deemed to be an Incurrence of Indebtedness.

         "Indebtedness" of any Person means, without duplication, (a) any liability of such Person (other than accounts payable, other trade payables, general contingency and tax reserves, liabilities for deposits and deferred income which in accordance with GAAP are recorded as liabilities and accrued expenses (including without limitation, obligations for insurance premiums) Incurred in the ordinary course of business) (i) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit, performance, completion, surety or similar bonds or instruments issued for the benefit of such Person or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by such Person in the ordinary course of business, (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services (other than any obligation to pay a contingent purchase price which, as of the date of Incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (iii) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof), (b) any Indebtedness of others that such Person has guaranteed to the extent of the guaranty, (c) to the extent not otherwise included, Interest Swap Obligations or the obligations of such Person under Currency Agreements, in either case to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, (d) all Indebtedness of others secured by a Lien (other than a Permitted Lien) on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (e) all Disqualified Stock issued by such Person (the amount of indebtedness represented by any Disqualified Stock will equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends). The amount of Indebtedness of any Person at any date shall be (A) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (B) the maximum liability of such Person for any contingent obligations under clause (b) above at such date, net of, any unamortized discount to be accounted for as Interest Expense in accordance with GAAP and (C) in the case of clause (d) above, the lesser of (1) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (2) the amount of the Indebtedness secured.

     "Indenture" means this Indenture as amended or supplemented from time to time.

         "Interest Expense" of any Person for any period means, without duplication, the aggregate amount of interest which, in conformity with GAAP, should be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense) plus, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), amortization of issue costs on Indebtedness, all interest included as a component of cost of sales for such period, and all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financing, and amortization and expensing of other financing fees and expenses, and all interest actually paid by the Company or a Restricted Subsidiary under any guaranty of Indebtedness (including, without limitation, a guaranty of principal, interest or any combination thereof) of any other Person during such period.

         "Interest Incurred" of any Person for any period means, without duplication, the aggregate amount of interest which, in conformity with GAAP, should be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense) plus, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest capitalized for such period, amortization of issue costs on Indebtedness, all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financing, amortization and expensing of other financing fees and expenses, and all interest actually paid by the Company or a Restricted Subsidiary under any guaranty of Indebtedness (including, without limitation, a guaranty of principal, interest or any combination thereof) of any other Person during such period.

     "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

         "Interest Swap Obligation" means any obligation of any Person pursuant to any arrangement whereby such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount; provided, that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, swap option, futures contracts or other similar agreements providing interest rate protection.

         "Investment" by any Person in any other Person means (without duplication) (a) the acquisition by such Person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership, or other ownership interests, or other securities of such other Person, (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from such other Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person), except in the ordinary course of the business, (c) the entering into by such Person of any guaranty of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person, or (d) the making of any capital contribution by such Person to such other Person. Notwithstanding the preceding sentence, the assets of the Company's insurance operations shall not be deemed to be Investments.

         "Investment Grade" mean BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's.

     "Issue Date" means January 28, 1998, the date of original issuance of the Notes.

         "Legal Holiday" shall have the meaning provided in Section 10.07.

         "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to any Property.

         "Management Group" means the executive officers of the Company as of the Issue Date, members of their immediate families, certain trusts for their benefit, and legal representatives of, or heirs, beneficiaries or legatees receiving Common Stock (or securities convertible or exchangeable for Common Stock) under any such person's estate.

         "Maturity Date," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity, Change of Control Payment Date, Asset Sale Offer Date, or by declaration of acceleration, call for redemption or otherwise.

     "Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

         "Mortgage Subsidiary" means any Subsidiary of the Company substantially all of whose operations consists of the mortgage lending business.

         "Net Cash Proceeds" means (i) cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any Restricted Subsidiary from an Asset Sale net of all (a) brokerage commissions, and all other fees and expenses (including, without limitation, fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all income and other taxes measured by or resulting from such Asset Sale, (c) payments made to retire Indebtedness where payment of such Indebtedness is required by instruments governing such indebtedness and secured by the assets sold pursuant to and in connection with such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or Subsidiary) owning a legal or beneficial interest in the assets subject to the Asset Sale, (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary thereof, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted
Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee, and (ii) all noncash consideration received by the Company or any of its Restricted Subsidiaries from such Asset Sale promptly thereupon liquidated or converted into cash, without duplication, net of all items enumerated in subclauses (a) through (e) of clause
(i) hereof.

         "Non-Recourse Indebtedness" means, with respect to any Person, Indebtedness (or any portion thereof) of such Person for which the sole legal recourse for collection of principal, premium, and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness, which property was acquired with the proceeds of such Indebtedness or such Indebtedness was Incurred within 180 days after the acquisition of such property, without any liability on the part of any such Person for any deficiency with respect to principal, premium or interest.

         "Notes" means the 8-3/8% Senior Notes due 2008 issued hereunder, as supplemented from time to time in accordance with the terms hereof.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company and complying with the provisions of Section 10.05.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee and complying with the provisions of
Section 10.05.

         "Paying Agent" shall have the meaning specified in Section 2.03.

         "Permitted Investment" means (a) Investments in Cash Equivalents, (b) Investments in the Company or in its Restricted Subsidiaries, (c) loans or advances made in the ordinary course of business to officers, directors or employees of the Company or any of its Restricted Subsidiaries, (d) Investments in any receivables or loans taken by the Company or a Subsidiary of the Company,
(e) Investments in joint ventures in a Related Business with unaffiliated third parties in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Net Assets at such time, (f) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing or other mortgage related assets, (g) Investments in contract rights granted by, entitlements granted by, interests in securities issued by, or tangible assets of, political subdivisions or enterprises thereof related to the homebuilding or real estate operations of the Company or its Restricted Subsidiaries, (h)
Investments made prior to the Issue Date, (i) Investments in the form of guaranties to the extent such guaranties are permitted to be Incurred pursuant to the provisions of Section 4.07 hereof and (j) any other Investments which would not otherwise be permitted by the foregoing in an aggregate amount at any time outstanding not to exceed $25,000,000.

         "Permitted Liens" means (a) Liens for taxes, assessments or governmental charges or claims that either (i) are not yet delinquent, (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, or (iii) solely encumber property abandoned or in the process of being abandoned, (b) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (i) are not yet delinquent or (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, (c) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (d) Liens Incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts, utility services and other obligations of like nature in each case Incurred in the ordinary course of business, (e) attachment or judgment Liens with respect to judgments or proceedings which, with the passage of time, would not constitute an Event of Default and which are being contested in good faith by appropriate proceedings, (f) easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, zoning restrictions, reservations and other similar charges, encumbrances or burdens not materially interfering with the ordinary course of business, (g) leases or subleases granted to others not materially interfering with the ordinary course of business, (h) purchase money mortgages (including, without limitation, Capitalized Lease Obligations and purchase money security interests), (i) Liens on assets securing Refinancing Indebtedness which refinanced Indebtedness that was previously secured by such assets, (j) Liens securing Real Property Indebtedness Incurred in compliance with this Indenture,
(k) any interest in or title of a lessor to property subject to any Capitalized Lease Obligations Incurred in compliance with this Indenture, (l) Liens existing on the date hereof, including without limitation, Liens securing Existing Indebtedness, (m) any right of first refusal, right of first offer, option, contract or other agreement to sell or purchase an asset, pay lot premiums or participate in the income or revenue derived therefrom, (n) Liens securing Non-Recourse Indebtedness of the Company or a Restricted Subsidiary, (o) Liens on property or assets of any Subsidiary securing Indebtedness of such Subsidiary owing to the Company or one or more of its Restricted Subsidiaries, (p) Liens with respect to any asset, which Lien existed at the time such asset was acquired by the Company or any of its Subsidiaries, provided that such Liens only extend to assets that were subject to such Liens prior to the acquisition of such asset by such Person, (q) any legal right of, or right granted in good faith to a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts or monies of the Company or a Restricted Subsidiary with or held by such lender or lenders, (r) any pledge or deposit of cash or property by the Company or any Restricted Subsidiary in conjunction with obtaining surety and performance bonds, letters of credit and similar instruments required to engage in constructing on-site and off-site improvements or as otherwise required by political subdivisions or other governmental authorities in the ordinary course of business or secured Indebtedness permitted to be Incurred in compliance with Section 4.07(a)(x) hereof, (s) Liens in favor of the Trustee arising pursuant to this Indenture,
(t) Liens  Incurred in the  ordinary  course of  business  as  security  for the
Company's or its Restricted Subsidiaries' obligations with respect to indemnification in favor of title insurance providers, (u) letters of credit, bonds or other assets pledged to secure insurance in the ordinary course of business, (v) Liens on assets securing warehouse lines of credit and other credit facilities to finance the operations of the Company's financial services segment Restricted Subsidiaries and Liens related to issuances of CMOs and mortgage-related securities, and (w) any other Liens which would not otherwise be permitted by the foregoing; provided that the aggregate amount of obligations secured by such other Liens outstanding at any one time does not exceed 10% of the sum of (i) the Company's

Consolidated Net Worth at such time plus (ii) the consolidated minority interests of the Company (determined in accordance with GAAP) at such time.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

         "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

         "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

         "Public Equity Offering" means an underwritten public offering by the Company of its Qualified Capital Stock pursuant to a registration statement effective under the Securities Act (other than a registration statement on Form S-8 or similar form).

     "Qualified Capital Stock" means Capital Stock other than Disqualified Capital Stock.

         "Rating Agencies" mean (i) S&P and (ii) Moody's.

         "Rating Category" mean (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); and
(ii) with respect to Moody's, any of the following categories; Ba, B, Caa, Ca, C and D (or equivalent successor categories). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB to BB-, as well as from BB- to B+, will constitute a decrease of one gradation).

         "Rating Date" mean that date which is 90 days prior to public notice by the Company of the occurrence of a Change of Control or of the specific intention by the Company or any member of the Management Group to enter into a transaction to effect a Change of Control; provided that if the Company publicly announces termination of its or any member of the Management Group's intention to effect such transactions, such prior notice shall not be utilized in determining an applicable Rating Date.

         "Rating Decline" mean, at any time during the period (i) from and after the date of public notice of either (x) the occurrence of a Change of Control or
(y) the specific intention by the Company or any member of the Management Group to effect a Change of Control and (ii) until the date which is 90 days after the date of the occurrence of a Change of Control, the occurrence of (a) in the event the Notes are rated by both Moody's and S&P on the Rating Date as Investment Grade, the rating of the Notes by either Rating Agency being below Investment Grade; (b) in the event the

Notes are rated by either, but not both, of the Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes by both Rating Agencies being below Investment Grade; or (c) in the event the Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Notes by either Rating Agency decreasing by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

         "Real Property Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the acquisition, holding and/or development of real property and related appurtenances and the construction of improvements, including homes, thereon in the ordinary course of business.

         "Record Date" means a Record Date specified in the Notes whether or not such Record Date is a Business Day.

         "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Notes.

         "Redemption Price," when used with respect to any Note to be redeemed, means the price for such redemption pursuant to Paragraph 5 of the Notes, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date.

         "Reference Period," with regard to any Person, means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture for which financial information is available.

         "Refinancing Indebtedness" means Indebtedness that is an extension, renewal, replacement or refunding permitted to be Incurred by this Indenture, provided, however, that (a) the maximum principal amount of Refinancing Indebtedness (or, if such Refinancing Indebtedness does not require cash payments prior to maturity or is otherwise issued at a discount, the original issue price of such Refinancing Indebtedness) permitted may not exceed the lesser of (i) the principal amount of the Indebtedness being extended, renewed, replaced or refunded plus reasonable financing fees and other associated reasonable out-of-pocket expenses (collectively, "Refinancing Fees"), or (ii) if such Indebtedness being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount at the time of the Incurrence of the Refinancing Indebtedness plus Refinancing Fees, (b) except with respect to Indebtedness Incurred to finance the acquisition, holding or development of real property and related appurtenances and the construction of improvements thereon and Incurred in the ordinary course of business and in compliance with the terms of this Indenture, the Refinancing Indebtedness has a Weighted Average Life and a final maturity that is equal to or greater than the Indebtedness being extended, renewed, replaced or refunded at the time of such extension, renewal, replacement or refunding, (c) the Refinancing Indebtedness shall rank with respect to the Notes to an extent no less favorable in respect thereof to the Holders than the Indebtedness being refinanced, and (d) the Company may Incur Refinancing Indebtedness only to refinance Indebtedness of the Company or a Restricted Subsidiary, and a Restricted Subsidiary may Incur Refinancing Indebtedness only to refinance Indebtedness of a Restricted Subsidiary.

         "Registrar" shall have the meaning specified in Section 2.03.

         "Related Business" means any line or lines of business or business activity reasonably related to (x) the real estate business or (y) a business or business activity of the Company and/or its Restricted Subsidiaries conducted on the Issue Date.

         "Restricted Investment" means any direct or indirect Investment with respect to any Person by the Company or any Restricted Subsidiary other than a Permitted Investment.

         "Restricted Payment" means, with respect to any Person, (a) any dividend or other distribution on shares of Capital Stock of the Company or any Restricted Subsidiary, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value, in whole or in part, of any shares of Capital Stock of the Company or any Restricted Subsidiary, (c) any defeasance, redemption, repurchase, or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition, or defeasance), in whole or in part, of any Indebtedness of the Company or a Restricted Subsidiary that is subordinate in right of payment to the Notes, but only if such defeasance, redemption, repurchase or other acquisition or retirement is made prior to the scheduled payment on such Indebtedness and (d) any Investment (other than a Permitted Investment); provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution, or other payment on shares of Capital Stock of the Company or a Restricted Subsidiary solely in shares of Qualified Capital Stock of the Company, (ii) any dividend, distribution, or other payment to the Company or any of its Restricted Subsidiaries by any of its Subsidiaries,
(iii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of a Subsidiary owned by the Company, (iv) any defeasance, redemption, repurchase or other acquisition or retirement for value, in whole or in part, of (A) Indebtedness of the Company payable solely in shares of Capital Stock or Subordinated Indebtedness of the Company, (B) Indebtedness or Disqualified Capital Stock of a Restricted Subsidiary payable solely in shares of Capital Stock of the Company or such Restricted Subsidiary or Subordinated Indebtedness of the Company, or (C) Indebtedness of the Company subordinated to the Notes owed to its Restricted Subsidiaries, (v) any defeasance, redemption, repurchase, or other acquisition or retirement for value, in whole or in part, of Subordinated Indebtedness of the Company or a Restricted Subsidiary existing on the Issue Date or (vi) any proportionate payment in respect of minority interests in Restricted Subsidiaries to the extent that the payment constitutes a return of capital that was not included in the Company's shareholders' equity or a dividend or similar distribution not included in determining the Company's Consolidated Net Income.

     "Restricted Subsidiary" means each of the Subsidiaries of the Company which is not an Unrestricted Subsidiary.

         "SEC" means the Securities and Exchange Commission or any successor agency performing the duties now assigned to it under the TIA.

         "S&P" means Standard and Poor's Ratings Group or any successor to its debt rating business.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Significant Subsidiary" means any Subsidiary of the Company which would constitute a "significant subsidiary" as defined in Rule 1.02 of Regulation S-X under the Securities Act and the Exchange Act.

         "Stated Maturity," when used with respect to any Note, means February 1, 2008.

         "Subordinated Indebtedness" means Indebtedness of the Company which is subordinated in right of payment to the prior payment in full, including all payment of principal, premium and all accrued interest (and post-petition interest) on, and all other amounts owing in connection with the Notes.

         "Subsidiary" of any Person means any corporation or other entity (other than political subdivisions or enterprises thereof or governmental agencies) of which at least 50% of the Capital Stock having ordinary voting power to elect the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

         "TIA" means the Trust Indenture Act of 1939, as in effect from time to time.

         "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor serving hereunder.

         "Trust Officer" means the Chairman of the Board, the President, any Vice President or any other officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "United States" means the United States of America.

         "U.S. Government Obligations" means securities which are (a) direct obligations of the United States for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. government obligation held by such custodian for the account of the holder of a depositary receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of interest on or principal of the U.S. government obligation evidenced by such depositary receipt.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Unrestricted Subsidiary" means each of the Subsidiaries of the Company so designated by a resolution adopted by the Board of Directors of the Company as provided below and whose creditors have no direct or indirect recourse (including, without limitation, no recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the Company or a Restricted Subsidiary. The Board of Directors of the Company may redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) any such redesignation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes hereof as of the date of such redesignation, and (ii) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness pursuant to Section 4.07(b) hereof.
Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (i) a Restricted Payment will be deemed to be made at the time of such designation and such designation will reduce the Basket to the extent of the book value (in accordance with GAAP) of the Company's or a Restricted Subsidiary's investment in the Subsidiary being designated an Unrestricted Subsidiary (the "Designation Amount"), and (ii) immediately after giving effect to such designation and reduction of the Basket, the Company and its Restricted Subsidiaries could Incur $1.00 of additional Indebtedness pursuant to Section 4.07(b) hereof. Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate.

         "Voting Stock" means Capital Stock of the Company having generally the right to vote in the election of the directors of the Company.

         "Weighted Average Life" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

Section 1.02.     Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Notes.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings so assigned to them.

Section 1.03.     Rules of Construction.

         Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

     (2) an accounting term, not otherwise defined, has the meaning assigned to it in accordance with GAAP;

         (3)      "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular; and

         (5)      provisions apply to successive events and transactions.


                                   ARTICLE TWO

                                    The Notes

Section 2.01.     Form and Dating.

         The aggregate principal amount of Notes that may be issued under this Indenture is $250,000,000. The Notes and the Trustee's certificate of authentication with respect thereto shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or system on which the Notes may be listed or eligible for trading or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

Section 2.02.     Execution and Authentication.

         Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

         A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate Notes for original issue upon receipt of an Officers' Certificate of the Company. Each Note shall be dated the date of its authentication.

Section 2.03.     Registrar and Paying Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent and the Trustee shall have the right to inspect the Notes register at all reasonable times to obtain copies thereof, and the Trustee shall have the right to rely upon such register as to the names and addresses of the Holders and the principal amounts and certificate numbers thereof. If the Company fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such. The Company or a Subsidiary of the Company may act as Paying Agent.

     The Company initially appoints the Trustee as Registrar and Paying Agent.

Section 2.04.     Paying Agent to Hold Money in Trust.

         Each Paying Agent shall hold in trust for the benefit of Holders and the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

Section 2.05.     Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least 5 Business Days before each semi-annual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06.     Transfer and Exchange.

         If a Note is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the New York Uniform Commercial Code are met. Where Notes are presented to the Registrar or a co-Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Notes at the Registrar's request. The Registrar need not transfer or exchange any Note selected for redemption, except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto except in the case of exchanges pursuant to 2.09, 3.07, or 9.05 not involving any transfer.

         Any Holder of a global Note shall, by acceptance of such global Note, agree that transfers of beneficial interests in such global Note may be effected only through a book entry system maintained by the Holder of such global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

Section 2.07.     Replacement Notes.

         If the Holder of a Note claims that the Note has been lost, destroyed, mutilated or wrongfully taken, the Company shall issue and, upon written request of any Officer of the Company, the Trustee shall authenticate a replacement Note; provided, however, in the case of a lost, destroyed or wrongfully taken Note, that the requirements of Section 8-405 of the New York Uniform Commercial Code are met. If any such lost, destroyed, mutilated or wrongfully taken Note shall have matured or shall be about to mature, the Company may, instead of issuing a substitute Note therefor, pay such Note without requiring (except in the case of a mutilated Note) the surrender thereof. An indemnity bond must be sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced, including the acquisition of such Note by a bona fide purchaser. The Company or the Trustee may charge the Holder for expenses in replacing a Note.

Section 2.08.     Outstanding Notes.

         Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it and those described in this Section. A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If, on a redemption date or maturity date, the Paying Agent holds money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.09.     Temporary Notes.

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and, upon surrender for cancellation of the temporary Note, the Company shall execute and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

Section 2.10.     Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, redemption or payment. The Trustee and no one else shall cancel and destroy, or retain in accordance with its standard retention policy, all Notes surrendered for registration or transfer, exchange, redemption, paying or cancellation. The Company may not issue new Notes to replace Notes that it has previously paid or delivered to the Trustee for cancellation.

Section 2.11.     Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus any interest payable on the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix such special record date and a payment date which shall be reasonably satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Holder a notice that states the record date, the payment date and the amount of defaulted interest to be paid. On or before the date such notice is mailed, the Company shall deposit with the Paying Agent money sufficient to pay the amount of defaulted interest to be so paid. The Company may pay defaulted interest in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

Section 2.12.     Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Subsidiaries shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered.

Section 2.13.     CUSIP Numbers.

         The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders of such Notes; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of any such CUSIP number printed in the notice or on such Notes, and that reliance may be placed only on the other identification numbers printed on such Notes. The Company shall promptly notify the Trustee of any change in any CUSIP number.

Section 2.14.     Deposit of Moneys.

         Prior to 11:00 a.m. New York City time on each interest payment date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments due on such interest payment date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date or Maturity Date, as the case may be.

Section 2.15.     Book-Entry Provisions for Global Note.

         (a) The Notes will be issued in the form of a fully registered global Note. The global Note will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of Cede & Co., as nominee of the Depositary.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the global Note, and the Depository, or its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of any global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the global Note may be transferred or exchanged for definitive Notes in accordance with the rules and procedures of the Depository. In addition, definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a global Note if
(i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the global Note and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue definitive Notes.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in any global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more definitive Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the global Note in an amount equal to the principal amount of the beneficial interest in the global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more definitive Notes of like tenor and amount.

         (d) In connection with the transfer of an entire global Note to beneficial owners pursuant to paragraph (b), the global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the global Note, an equal aggregate principal amount of definitive Notes of authorized denominations.

         (e) The Holder of any global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.


                                  ARTICLE THREE

                                   Redemption

Section 3.01.     Right of Redemption.

         Redemption of Notes, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Three. The Notes may be redeemed in cash at the election of the Company, as a whole or from time to time in part, at any time on or after February 1, 2003, at the Redemption Prices specified in the form of Note attached as Exhibit A under the caption "Redemption," in each case, including accrued and unpaid interest, if any, to the Redemption Date.

Section 3.02.     Notices to Trustee.

         If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

         If the Company elects to credit the principal amount of Notes to be redeemed pursuant to Paragraph 5 of the Notes by crediting against any such redemption Notes it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee and deliver such Notes with such notice.

         The Company shall give each notice to the Trustee  provided for in this
Section 3.02 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.03.     Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Notes to be redeemed pro rata or by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.04.     Notice of Redemption.

         At least 15 days and not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder, at such Holder's last address as then shown upon the books of the registrar, whose Notes are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed and shall state:

         (1)      the Redemption Date;

     (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

         (3)      the name, address and telephone number of the Paying Agent;

     (4) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

         (5) that, unless the Company defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section 3.06 hereof, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Notes called for redemption and to be redeemed;

         (6) if any Note is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Note equal to the unredeemed portion thereof and that, on and after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

         (7) if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

         (8)      the CUSIP number of the Notes to be redeemed; and

         (9) that the notice is being sent pursuant to this Section 3.04 and pursuant to the redemption provisions of Paragraph 5 of the Notes.

Section 3.05.     Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.04, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid on the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.06.     Deposit of Redemption Price.

         On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) U.S. Legal Tender sufficient to pay the Redemption Price of, including accrued and unpaid interest to the Redemption Date on, all Notes to be redeemed on such Redemption Date (other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph and the other provisions of this Article Three, interest on the Notes to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. Notwithstanding anything herein to the contrary, if any Note surrendered for redemption in the manner provided in the Notes shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.01 hereof and the Notes.

Section 3.07.     Notes Redeemed in Part.

         Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                                  ARTICLE FOUR

                                    Covenants

Section 4.01.     Payment of Notes.

         The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds for the benefit of the Holders on that date, U.S. Legal Tender deposited and designated for and sufficient to pay the installment.

         The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Notes compounded semi-annually, to the extent lawful.

Section 4.02.     Maintenance of Office or Agency.

         The Company shall maintain in New York, New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the office of the agent of the Trustee at the address set forth in Article Ten as such office of the Company.

Section 4.03.     Limitation on Restricted Payments.

         Until the Notes are rated Investment Grade by both Rating Agencies, after which time the following covenant no longer will be binding on the
Company:

         (a) neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, make any Restricted Payment, if, after giving effect thereto on a pro forma basis, (i) the Company could not Incur $1.00 of additional Indebtedness pursuant to provisions described in Section 4.07(b) hereof; (ii) a Default or an Event of Default would occur or be continuing; or
(iii) the aggregate amount of all Restricted Payments, including such proposed Restricted Payment, made by the Company and its Restricted Subsidiaries, from and after the Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum (the "Basket") of: (A) 50% of Consolidated Net Income of the Company for the period (taken as one accounting period), commencing with the first full fiscal quarter which commenced after the Issue Date, to and including the fiscal quarter ended immediately prior to the date of each calculation (or, if Consolidated Net Income for such period is negative, then minus 100% of such deficit); plus (B) 100% of the amount of any Indebtedness of the Company or a Restricted Subsidiary that is converted into or exchanged for Qualified Capital Stock of the Company after the Issue Date; plus (C) 100% of the aggregate amounts received by the Company or any Restricted Subsidiary upon the return (including by way of dividend and any release of any guaranty) of any Investment but only to the extent (1) not included in Consolidated Net Income of the Company and (2) that the making of such Investment constituted a Restricted Investment made pursuant to this Indenture; plus (D) unless accounted for pursuant to clause (B) above, 100% of the aggregate net proceeds (after payment of reasonable out-of-pocket expenses, commissions and discounts incurred in connection therewith) received by the Company from the sale or issuance (other than to a Subsidiary of the Company) of its Qualified Capital Stock after the Issue Date and on or prior to the date of such Restricted Payment; plus (E) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after the Issue Date in accordance with the definition of
Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date and only to the extent not included in the calculation of Consolidated Net Income), an amount equal to the lesser of (x) the book value in accordance with GAAP of the Company's or a Restricted Subsidiaries' investment in such Subsidiary, and (y) the Designation Amount at the time of such Subsidiary's designation as an Unrestricted Subsidiary.

         (b) The foregoing clause (a) does not prohibit: (i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions; (ii) the payment of cash dividends or other distributions to any Equity Investor or joint venture participant of a Restricted Subsidiary with respect to a class of Capital Stock of such Restricted Subsidiary owned by such Equity Investor or joint venture participant so long as the Company or its Restricted Subsidiaries simultaneously receive a dividend or distribution with respect to their Investment in such Restricted Subsidiary either in U.S. Legal Tender or the same form as the dividend or distribution received by such Equity Investor or joint venture participant and in proportion to their proportionate interest in the same class of Capital Stock of such Restricted Subsidiary, as the case may be; (iii) repurchases or redemptions of Capital Stock of the Company from any former directors, officers and employees of the Company in the aggregate up to $1,000,000 during any calendar year (provided, however, that any amounts not used in any calendar year may be used in any subsequent year); (iv) the retirement of Capital Stock of the Company or the retirement of Indebtedness of the Company, in exchange for or out of the proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Qualified Capital Stock and the retirement of Capital Stock or Indebtedness of a Restricted Subsidiary in exchange for or out of the proceeds of a substantially concurrent sale of its Qualified Capital Stock; (v) the payment of cash dividends on, and acquisitions or other retirement for value of, shares of Capital Stock of Restricted Subsidiaries required to be held by employees thereof in accordance with the laws governing the Company's consolidated real estate business in the ordinary course of business; or (vi) Restricted Payments not otherwise permitted above up to $75,000,000 in the aggregate after the Issue Date. Any Restricted Payment made in accordance with this paragraph (other than pursuant to clause (ii) or (v)) shall reduce the Basket. In calculating the Basket, any Restricted Payment not made in cash and any non-cash amounts received for purposes of clause (C) or (D) shall be valued in accordance with GAAP.

Section 4.04.     Compliance Certificate.

         The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing persons with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such person signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signor does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

Section 4.05.     SEC Reports.

         The Company shall deliver to the Trustee and each Holder, within 15 days after it files the same with the SEC, copies of all reports and information (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, exclusive of exhibits, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or pursuant to the immediately following sentence. So long as any Notes remain outstanding, the Company shall file with the Commission such reports as may be required pursuant to Section 13 of the Exchange Act in respect of a security registered pursuant to Section 12 of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act (or otherwise required to file reports pursuant to the immediately preceding sentence), the Company shall deliver to the Trustee and to each Holder, within 15 days after it would have been required to file such information with the SEC were it required to do so, financial statements, including any notes thereto (and, in the case of a fiscal year end, an auditors' report by an independent certified public accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," substantially equivalent to that which it would have been required to include in such quarterly or annual reports, information, documents or other reports if it had been subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA Section 314(a).

         The Trustee has no duty to review the financial reports and other information for the purpose of determining compliance with any provision of this Indenture.

Section 4.06.     Limitations on Transactions with Affiliates.

         Until the Notes are rated Investment Grade by both Rating Agencies, after which time the following covenant no longer will be binding on the
Company:

         (a) neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, make any loan, advance, guaranty or capital contribution to or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of any Affiliate which transaction involves or has a value in excess of $250,000 (each an "Affiliate Transaction"), except for (i) Restricted Payments otherwise permitted hereunder, and (ii) transactions, the terms of which are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with Persons who are not Affiliates.

         (b) In addition, (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions with an aggregate value in excess of $5,000,000, such transaction must first be approved, by a majority of the Disinterested Directors and (ii) with respect to any Affiliate Transaction or related series of Affiliate Transactions with an aggregate value in excess of $25,000,000, the Company must first deliver to the Trustee a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company or such Subsidiary, as the case may be.

         (c) Notwithstanding the foregoing, Affiliate Transactions shall not include (i) transactions exclusively between or among the Company and one or more Restricted Subsidiaries or between or among one or more Restricted
Subsidiaries, (ii) any contract, agreement or understanding with, or for the benefit of, or planned for the benefit of, employees of the Company or any Restricted Subsidiaries (in their capacity as such) that has been approved by the Board of Directors, (iii) issuances of Qualified Capital Stock of the Company to members of the Board of Directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders or the Board of Directors of the Company or the respective Subsidiary, (iv) home sales and readily marketable mortgage loans to employees, officers and directors of the Company and Subsidiaries in the ordinary course of business, (v) payment of regular fees and reimbursement of expenses to directors of the Company who are not employees of the Company and reimbursement of expenses and payment of wages and other compensation to officers and employees of the Company or any of its Subsidiaries or (vi) contractual arrangements in effect on the Issue Date and renewals and extensions thereof not involving modifications adverse to the Company or any Restricted Subsidiary.

Section 4.07 Limitations on Additional Indebtedness.

         (a) Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, Incur any Indebtedness except (i) Non-Recourse
Indebtedness Incurred in the ordinary course of business; (ii) Indebtedness evidenced by Notes issued on the Issue Date; (iii) Indebtedness of the Company solely to any Restricted Subsidiary, or Indebtedness of any Restricted Subsidiary solely to the Company or to any Restricted Subsidiary, provided that
(x) neither the Company nor any Restricted Subsidiary shall become liable to any Person with respect to such Indebtedness other than the Company or a Restricted Subsidiary and (y) any such Indebtedness of the Company (other than to the Company's financial services segment Subsidiaries) is subordinate and junior in right of payment to the Notes; (iv) Refinancing Indebtedness (x) of any Indebtedness permitted to be Incurred pursuant to this clause (iv) or the immediate following paragraph (b) or (y) of any Indebtedness to the extent outstanding on the Issue Date (other than under the Bank Credit Facility); (v) Indebtedness Incurred solely in respect of performance, completion, guaranty and similar bonds and similar purpose undertakings and Indebtedness under any earnest money notes, tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts, letters of credit, escrow agreements and other obligations of like nature and deposits made to secure performance of any of the foregoing, in each case in the ordinary course of business; (vi) Indebtedness under the Bank Credit Facility in an aggregate principal amount not to exceed $175,000,000 at any time, and guaranties thereof;
(vii) (A) Indebtedness which represents the assumption by the Company or a Restricted Subsidiary of Indebtedness of a Restricted Subsidiary, and (B) Indebtedness of a Restricted Subsidiary represented by guaranties in respect of Indebtedness of another Restricted Subsidiary permitted to be Incurred pursuant to this Indenture and Indebtedness of the Company represented by guaranties in respect of Indebtedness of a Restricted Subsidiary permitted to be Incurred pursuant to this Indenture; (viii) Capitalized Lease Obligations; (ix) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loan servicing of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; (x) obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business; (xi) Indebtedness secured by mortgages and mortgage-related assets and Indebtedness representing all mortgage-related liabilities in the ordinary course of the mortgage lending and asset management business; and (xii) Disqualified Capital Stock of Restricted Subsidiaries outstanding on the Issue Date and which may from time to time be issued as required by laws governing the Company's consolidated real estate business.

         (b)   Notwithstanding   the  foregoing,   (I)  the  Company  may  Incur
Indebtedness, and (II) a Restricted Subsidiary may Incur (x) Real Property Indebtedness or (y) Acquired Indebtedness, in each case, if, at the time such Indebtedness is Incurred: (i) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such transaction, and
(ii) immediately after giving effect thereto (without duplication) on a pro forma basis, either (A) the Consolidated Fixed Charge Coverage Ratio of the Company on the date of such Incurrence is at least equal to 2.0 to 1 or (B) the ratio of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis on the date of such Incurrence (excluding for purposes of such calculation other Indebtedness specifically permitted to be Incurred pursuant to the preceding paragraph), to Consolidated Net Worth of the Company is less than 3.25 to 1.

     Section   4.08.    Limitations   on   Restricting   Restricted   Subsidiary
Distributions.

         Neither the Company nor any of its Restricted Subsidiaries may create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make other distributions on the Capital Stock of any Restricted Subsidiary or pay any obligation to the Company or any of its Restricted Subsidiaries or otherwise transfer assets or make or pay loans or advances to the Company or any of its Restricted Subsidiaries, except encumbrances and restrictions existing under or contained in (a) this Indenture and the Notes or Refinancing Indebtedness Incurred to refinance the Notes; provided that in the case the Notes are refinanced in part, such encumbrances and restrictions are no more restrictive than those contained herein as in effect on the Issue Date, (b) applicable law,
(c) any agreement relating to the financing of the acquisition, development or construction of real or tangible personal property after the Issue Date, which encumbrance or restriction relates only to the transfer of the property so acquired, (d) any agreement of a Person acquired by the Company or a Restricted Subsidiary, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person or property other than the Person or any property of the Person so acquired, (e) reasonable and customary covenants set forth in credit agreements evidencing Real Property Indebtedness or Indebtedness permitted by clauses (vi),
(ix) and (xi) of Section 4.07(a) hereof (including, but not limited to, covenants limiting (A) dividends to a certain percentage of the net income of such Restricted Subsidiary, (B) distributions after the occurrence of a default under such Indebtedness and (C) transfers of assets by such Restricted Subsidiary), (f) covenants or restrictions contained in instruments evidencing or securing Existing Indebtedness of the Company or any Restricted Subsidiary as in effect on the Issue Date or any Refinancing Indebtedness with respect thereto, provided that any restrictions or encumbrances relating to or that arise under Refinancing Indebtedness are not more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced thereby, (g) any agreement restricting the sale or other disposition of properties securing Indebtedness permitted hereby if such agreement does not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make loans or advances to the Company, (h) restrictions or encumbrances contained in any security agreements permitted hereby securing Indebtedness permitted hereby to the extent that such restrictions or encumbrances restrict the transfer of assets subject to such security agreement, (i) any restrictions or encumbrances with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary or such an agreement which has been entered into for the sale or disposition of assets of the Company to the extent otherwise permitted hereby, as applicable only to such assets or Capital Stock to be sold, and (j) customary agreements entered into in the ordinary course of business restricting the ability of a joint venture to make distributions or payments of cash or property to participants in such joint venture. Notwithstanding the foregoing, customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business shall not be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

Section 4.09.     Limitations on Liens.

         The Company may not and may not permit any Restricted Subsidiary to, directly or indirectly, Incur, or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets, whether now owned or hereafter acquired.

Section 4.10.      Use of Proceeds.

         The Company covenants that it shall use the proceeds of the sale of the Notes to defease or to make open market or negotiated purchases of all of the Company's outstanding 11 1/8% Senior Notes due 2003 and the remainder for general corporate purposes.


Section 4.11.     Repurchase of Notes upon Change of Control Triggering Event.

         (a) In the event that a Change of Control Triggering Event has occurred, each Holder will have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such Holder's Notes (provided that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on the date that is no later than 90 Business Days (unless a later date is required by applicable law) after the occurrence of such Change of Control Triggering Event (the "Change of Control Payment Date"), at a cash price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any (the "Change of Control Purchase Price"), to the Change of Control Payment Date.

         (b) The Company shall notify the Trustee within 10 Business Days after the Company knows or reasonably should know of the occurrence of a Change of Control Triggering Event. Within 20 Business Days after the Company knows or reasonably should know of the occurrence of a Change of Control Triggering
Event, the Company will make an unconditional offer (a "Change of Control Offer") to all Holders of Notes to purchase all of the Notes at the Change of Control Purchase Price by sending written notice of a Change of Control Offer, by first class mail, to each Holder at its registered address, with a copy to the Trustee. The notice to Holders, which shall govern the terms of the Change of Control Offer, shall state:

         (i) that the Change of Control  Offer is being  made  pursuant  to this
Section 4.11 and that all Notes, or portions thereof, tendered will be accepted for payment;

         (ii) the Change of Control Purchase Price (including the amount of accrued and unpaid interest), the Change of Control Payment Date and the Final Change of Control Put Date (as defined below);

     (iii) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

     (iv) that, unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent in accordance with Section 4.11(c), or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

         (v) that Holders electing to have a Note, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 4.11, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date (the "Final Change of Control Put Date");

         (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the close of business on the Final Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Notes purchased; and

         (vii) a brief description of the events resulting in such Change of Control Triggering Event.

         (c) On or before the Change of Control  Payment Date,  the Company will
(i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to the Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee will promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Section 4.12.     Limitations on Asset Sales.

         (a) Subject to the provisions of Article V hereof, neither the Company nor any Restricted Subsidiary may, directly or indirectly, consummate an Asset Sale, unless the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (reasonably evidenced by a good faith resolution of the Board of Directors) of the assets sold or otherwise disposed of, provided that the aggregate fair market value of the consideration received from any Asset Sale that is not in the form of cash or Cash Equivalents will not, when aggregated with the fair market value of all other noncash consideration received by the Company and its Restricted Subsidiaries from all previous Asset Sales since the Issue Date that has not been converted into cash or Cash Equivalents, exceed 10% of the Consolidated Net Assets of the Company at the time of the Asset Sale under consideration; and, provided, further, however, that the amount of (x) any liabilities of the Company or any Restricted Subsidiary (other than liabilities that are Incurred in connection with or in contemplation of such Asset Sale) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be cash (to the extent of the cash received) for purposes of this provision.

         (b) Within one year after any Asset Sale, the Company (or such Restricted Subsidiary, as the case may be) shall apply 100% of the Net Cash Proceeds from such Asset Sale as follows: (A) to repay any outstanding Indebtedness of any Restricted Subsidiary or any unsubordinated Indebtedness of the Company, provided that the Company may repay unsecured Indebtedness that is pari passu in right of payment with the Notes only if the Company shall, prior to or simultaneously therewith, make an irrevocable, unconditional offer to Holders to purchase Notes on a pro rata basis in an amount equal to the Net Cash Proceeds from such Asset Sale multiplied by a fraction, the numerator of which is the principal amount of the Notes then outstanding and the denominator of which is the principal amount of the Notes then outstanding plus the aggregate amount of outstanding unsecured Indebtedness other than the Notes ranking pari passu in right of payment with the Notes that is to be repaid with such Net Cash Proceeds and, provided, further, that the Company shall not be required to offer to repurchase the Notes unless the amount available for such repurchase is at least $20,000,000 or (B) to replace the properties and assets that were the subject of the Asset Sale, or to acquire or improve properties and assets that will be used by the Company and its Restricted Subsidiaries in the ordinary course of business.

         (c) Notwithstanding the foregoing, to the extent the Company or any Restricted Subsidiary receives securities or other noncash property or assets as proceeds of any Asset Sale, the Company will not be required to make any application of such noncash proceeds as described in the immediately preceding paragraph until it receives cash or cash equivalent proceeds from a sale, repayment, exchange, redemption or retirement of or extraordinary cash dividend or return of capital on such noncash property.

         (d) To the extent the Company is required to make an offer to purchase the Notes pursuant to this Section 4.12 (an "Asset Sale Offer"), the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase from all Holders, and will purchase from Holders accepting such Asset Sale Offer on the date fixed for the closing of such Asset Sale Offer (the "Asset Sale Offer Date"), the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of the Net Cash Proceeds, at an offer price (the "Asset Sale Offer Price") in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Asset Sale Offer Date, in accordance with the procedures as described below. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Net Cash Proceeds relating thereto, then the Company may use such Excess Proceeds, or a portion thereof, for general corporate purposes. Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds will be reset to zero.

         (e) In the event the aggregate principal amount of Notes surrendered by the Holders exceeds the amount of Net Cash Proceeds available to such Holders, the Company will select the Notes to be purchased on a pro rata basis from all Notes so surrendered, with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

         (f) Not later than one Business Day prior to the Asset Sale Offer Date in connection with which the Asset Sale Offer is being made, the Company will
(i) accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to this Indenture), (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Notes or portions thereof so accepted, and
(iii) deliver to the Paying Agent an Officers' Certificate identifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Asset Sale Offer Price of the Notes purchased from each such Holder. Any Notes not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof.

         (g) Any Asset Sale Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.


                                  ARTICLE FIVE

                              Successor Corporation

Section 5.01.     When Company May Merge, etc.

         (a) The Company shall not consolidate with or merge with or into, any other corporation, or transfer all or substantially all of its assets to, any entity unless permitted by law and unless (i) the resulting, surviving or transferee entity, which shall be a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States or a State thereof, assumes by supplemental indenture, in a form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture, (ii) immediately after giving effect to, and as a result of, such transaction, no Default or Event of Default shall have occurred and be continuing, (iii) immediately after giving effect to such transaction on a pro forma basis, the net worth of the surviving or transferee entity on a stand-alone basis is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) the Company or the surviving or transferee entity thereof would immediately thereafter be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the provisions described in Section 4.07(b). The provisions of clause (iv) above shall not apply to a transaction or series of related transactions in which the sole participants are Restricted Subsidiaries of the Company or to a transaction between the Company and its Restricted Subsidiaries.

         (b) For purposes of clause (a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Thereafter such successor corporation or corporations shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the "Company" and all such obligations of the predecessor corporation shall terminate.

         The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.


                                   ARTICLE SIX

                              Defaults and Remedies

Section 6.01.     Events of Default.

     "Event of Default," wherever used herein, means any one of the following events:

     (a) default in the payment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

         (b) default in the payment of all or any part of the principal or premium, if any, on the Notes when and as the same become due and payable at maturity, at an Asset Sale Offer Date or Change of Control Payment Date, at redemption, by declaration of acceleration or otherwise;

         (c) default in the observance or performance of, or breach of, any covenant, agreement or warranty of the Company contained in the Notes or this Indenture (unless specifically dealt with elsewhere), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Notes, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

         (d) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition in an involuntary case or proceeding seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, or a decree, judgment or order of a court of competent jurisdiction directing the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Significant Subsidiaries, or of the property of any such Person, or the winding up or liquidation of the affairs of any such Person, shall have been entered, and the continuance of any such decree, judgment or order unstayed and in effect for a period of 90 consecutive days;

         (e) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt (including conversion of an involuntary proceeding into a voluntary proceeding), or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, or fail generally to pay its debts as they become due;

         (f) (i) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Restricted Subsidiaries (in accordance with the terms of such Indebtedness and after giving effect to any applicable grace period set forth in the documents governing such Indebtedness) that has an outstanding principal amount of $20,000,000 or more individually or in the aggregate to be immediately due and payable; provided that, in the event any such acceleration is withdrawn or otherwise rescinded (including satisfaction of such Indebtedness) within a period of ten business days after such acceleration by the holders of such Indebtedness, any Event of Default under this clause (f) will be deemed to be cured and any acceleration hereunder will be deemed withdrawn or rescinded; and (ii) the failure by the Company or any of its Restricted Subsidiaries to make any principal, premium, interest or other required payment in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Restricted Subsidiaries with an outstanding aggregate principal amount of $20,000,000 or more individually or in the aggregate (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness); and

         (g) one or more final nonappealable judgments (in the amount not covered by insurance or not reserved for) or the issuance of any warrant of attachment against any portion of the property or assets (except with respect to Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary, which are $20,000,000 or more individually or in the aggregate, at any one time rendered against the Company or any of its Restricted Subsidiaries by a court of competent jurisdiction and not bonded, satisfied or discharged for a period (during which execution shall not be effectively stayed) of (i) 60 days after the judgment (which, if there is more than one judgment, causes such judgments to exceed $20,000,000 in the aggregate) becomes final and such court shall not have ordered or approved, and the parties shall not have agreed upon, the payment of such judgment at a later date or dates or (ii) 60 days after all or any part of such judgment is payable pursuant to any court order or agreement between the parties.

Section 6.02.     Acceleration of Maturity Date; Rescission and Annulment.

         If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.01(d) or (e) of this Article Six, relating to the Company, then in each such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, including in each case accrued interest thereon, or, as appropriate, the Change of Control Purchase Price (solely with respect to a Default relating to the payment of the Change of Control Purchase Price), to be due and payable immediately. If an Event of Default specified in Section 6.01(d) or (e) occurs relating to the Company, all principal and accrued and unpaid interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

         At any time after such a declaration of acceleration is made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Six, the Holders of a majority in aggregate principal amount of then outstanding Notes, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, any such declaration of acceleration if:

     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                  (i)      all overdue interest on all Notes,

                  (ii) the principal of (and premium, if any, applicable to) any Notes which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Notes,

                  (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes,

     (iv)  all  sums  paid  or  advanced  by  the  Trustee   hereunder  and  the
compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

         (b) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.

     Section 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04.     Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

         (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05.     Trustee May Enforce Claims Without Possession of Notes.

         All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.06.     Priorities.

         Any money collected by the Trustee pursuant to this Article Six shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST:  To the Trustee in payment of all  amounts  due  pursuant to Section
7.07;

         SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium (if any) and interest, respectively; and

         THIRD:  To the Company, the remainder, if any.

Section 6.07.     Limitation on Suits.

         No Holder of any Note shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (b) the Holders of not less than 25% in principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     Section 6.08. Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of such Note on the Maturity Date and interest on such Note on the Interest Payment Dates, and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

Section 6.09.     Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.10.     Delay or Omission Not Waiver.

         No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.11.     Control by Holders.

         The Holder or Holders of a majority in aggregate principal amount of then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture,

     (b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction,

     (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

         (d) the Trustee need not take any action hereunder that the Trustee determines would create personal liability for the Trustee unless the Holders have offered to the Trustee security and indemnity satisfactory to the Trustee.

Section 6.12.     Waiver of Past Default.

         Subject to Section 6.08, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of all Holders, waive any past Default hereunder and its consequences, except a Default

     (a) in the payment of the principal of, premium, if any, or interest on, any Note not yet cured, or

         (b) in respect of a covenant or provision hereof which, under Article Nine, cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair the exercise of any right arising therefrom.

Section 6.13.     Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of any Note on or after the Maturity Date and interest on such Note on the Interest Payment Dates.

Section 6.14.     Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE SEVEN

                                     Trustee

Section 7.01.     Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall, prior to the receipt of directions from the Holders of a majority in principal amount of the Notes, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts or matters stated herein.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (i) This paragraph does not limit the effect of paragraph (b) of this Section.

                  (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11 or any other direction of the Holders permitted hereunder.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

Section 7.02.     Rights of Trustee.

         Subject to Section 7.01:

         (a) The Trustee may rely and shall be protected in acting or refraining from acting on any document, resolution, certificate, instrument, report, or direction believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, resolution, certificate, instrument, report, or direction.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to Sections 10.04 and 10.05 hereof and containing such other statements as the Trustee reasonably deems necessary to perform its duties hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate, Opinion of Counsel or any other direction of the Company permitted hereunder.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

         (e) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) Unless otherwise specifically provided herein, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (g) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default (other than under Section 6.01(a) or 6.01(b)) unless a Trust Officer assigned to and working in the Trustee's corporate trust office has actual knowledge thereof or unless written notice of any Event of Default is received by the Trustee at its address specified in Section 10.02 hereof and such notice references the Notes generally, the Company or this Indenture.

Section 7.03.     Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

Section 7.04.     Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture, the Notes or of any prospectus used to sell the Notes; it shall not be accountable for the Company's use of the proceeds from the Notes; it shall not be accountable for any money paid to the Company, or upon the Company's direction, if made under and in accordance with any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement of the Company in this Indenture or in the Notes other than its certificate of authentication.

Section 7.05.     Notice of Defaults.

         If a Default on the Notes occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default (which shall specify any uncured Default known to it) within 90 days after it occurs. Except in the case of a default in payment of principal, premium or interest on the Notes, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive or any trust committee of such directors and/or responsible officers of the Trustee in good faith determine(s) that withholding the notice is in the interests of Holders.

Section 7.06.     Reports by Trustee to Holders.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA section 313(a) (but if no event described in TIA section 313(2) has occurred within the twelve months preceding the reporting date no report need be transmitted). The Trustee also shall comply with TIA section 313(b).

         A copy of each report at the time of its mailing to Holders shall be delivered to the Company and filed by the Trustee with the SEC and each national securities exchange on which the Notes are listed. The Company agrees to notify the Trustee of each national securities exchange on which the Notes are listed.

Section 7.07.     Compensation and Indemnity.

         The Company shall pay to the Trustee or predecessor trustee from time to time reasonable compensation for their respective services subject to any agreement between the Trustee and the Company. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel. The Company shall indemnify the Trustee and each predecessor trustee, its officers, directors, employees and agents and hold it harmless against any loss, liability or expense incurred or made by or on behalf of it in connection with the administration of this Indenture or the trust hereunder and its duties hereunder including the costs and expenses of defending itself against or investigating any claim in the premises. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's, or its officers', directors', employees' or agents' negligence or bad faith.

         To ensure the Company's payment obligations in this Section, the Trustee shall have a claim prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Notes. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01 or in connection with Article 6 hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any bankruptcy law.

Section 7.08.     Replacement of Trustee.

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor trustee with the Company's consent. Such resignation or removal shall not take effect until the appointment by the Holders or the Company as hereinafter provided of a successor trustee and the acceptance of such appointment by such successor trustee. The Company may remove the Trustee and any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee if:

         (a) the Trustee fails to comply with Section 7.10 after written request by the Company or any bona fide Holder who has been a Holder for at least six months;

         (b)      the Trustee is adjudged a bankrupt or an insolvent;

     (c) a receiver or other public officer takes charge of the Trustee or its property; or

         (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor trustee. If a successor trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or any Holder may petition any court of competent jurisdiction for the appointment of a successor trustee.

         A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor trustee shall mail notice of its succession to each Holder.

Section 7.09.     Successor Trustee by Merger, etc.

         If the Trustee consolidates with, merges with or into or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor trustee.

Section 7.10.     Eligibility; Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

Section 7.11.     Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA section 311(a), excluding any creditor relationship listed in TIA section 311(b). A Trustee who has resigned or been removed shall be subject to TIA section 311(a) to the extent indicated therein.


                                  ARTICLE EIGHT

                             Discharge of Indenture

     Section 8.01. Defeasance upon Deposit of Moneys or U.S. Government Obligations.

         (a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

         (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its respective obligations with respect to the outstanding Notes on the date the applicable conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under the Notes and this Indenture insofar as the Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph
(d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on the Notes when such payments are due and (ii) obligations listed in Section 8.02, subject to compliance with this Section
8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

         (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from the obligations under any covenant contained in Article Four (other than Section 4.01 and 4.02), on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and the Company shall remain obligated for the principal and interest on the Notes. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby.

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

                  (i) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, money in U.S. dollars or U.S. Government Obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Notes to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption; provided that to the extent or until such time that the Trustee is unable to acquire U.S. Government Obligations that match the Maturity Date, the Trustee may invest amounts deposited hereunder in common investment funds that invest in U.S.
         government securities.

     (ii) No Default or Event of Default shall have occurred and be continuing on the date of such deposit;

                  (iii) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of their property is bound;

                  (iv) (A) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, Holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; or (B) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (v) The Company shall have delivered to the Trustee an Officers' Certificate, stating that the deposit under clause (i) was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (vi) The Company shall have delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that, (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

                  (vii) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

         In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

         (e) In addition to the Company's rights above under this Section 8.01, the Company may terminate all of its obligations under this Indenture with respect to the Notes when:

                  (i) All Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year, either by the terms of such Notes or upon redemption (and if upon redemption the Company has deposited with the Trustee irrevocable instructions to redeem such Notes) and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and interest to maturity or redemption;

     (ii) The Company has paid or caused to be paid all other sums payable hereunder by the Company;

                  (iii) The Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or redemption, as the case may be; and

                  (iv) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.02.     Survival of the Company's Obligations.

         Notwithstanding  the satisfaction and discharge of this Indenture under
Section 8.01, the Company's obligations in paragraph 9 of the Notes and Sections
2.03 through 2.07, 4.01,  4.02, 4.11, 4.12, 7.07, 7.08, 8.04 and 8.05,  however, shall survive until the Notes are no longer outstanding. Thereafter, the Company's obligations in paragraph 9 of the Notes and Sections 7.07, 8.04 and
8.05 shall survive.

Section 8.03.     Application of Trust Money.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government

Obligations in accordance with this Indenture to the payment of principal of and interest on the defeased Notes.

Section 8.04.     Repayment to the Company.

         The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless applicable abandoned property law designates another person and all liability of the Trustee or such Paying Agent with respect to such money shall cease.

Section 8.05.     Reinstatement.

         If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that (a) if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee shall return all such money or U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company's obligations has occurred and continues to be in effect.


                                  ARTICLE NINE

                       Amendments, Supplements and Waivers

Section 9.01.     Without Consent of Holders.

         The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

         (a)      to cure any ambiguity, omission, defect or inconsistency;

         (b)      to comply with Article Five;

     (c) to provide for uncertificated Notes in addition to or in place of certificated Notes; and

     (d) to make any other change that does not adversely affect the rights of Holders.

         After an amendment under this Section 9.01 becomes effective, the Company shall mail notice of such amendment to the Holders.

Section 9.02.     With Consent of Holders.

         The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. The Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Company with any provision of the Notes or of this Indenture without notice to any Holder. Without the consent of each Holder affected, however, an amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, may not:

     (a) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

         (c) reduce the principal of or change the fixed maturity of any Note or alter the provisions (including related definitions) with respect to redemption of Notes pursuant to Article Three hereof or with respect to repurchases required under Sections 4.11 or 4.12 hereof;

         (d)      modify the ranking or priority of the Notes;

         (e)      make any change in Sections 6.08, 6.12 or this Section 9.02;

     (f) waive a continuing Default or Event of Default in the payment of the principal of or interest on any Note; or

         (g) make any Note payable at a place or in money other than that stated in the Note, or impair the right of any Holder to bring suit as permitted by
Section 6.07.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03.     Compliance with Trust Indenture Act.

         Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.04.     Revocation and Effect of Consents.

         A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver, which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (g) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.05.     Notation on or Exchange of Notes.

         If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee, at which time the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 9.06.     Trustee to Sign Amendments, etc.

         Subject to Section 7.02(b), the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE TEN

                                  Miscellaneous

Section 10.01.             Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 10.02.             Notices.

         Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

         if to the Company:

                  M.D.C. Holdings, Inc.
                  3600 South Yosemite
                  Suite 900
                  Denver, CO 80237
                  Telecopy No.: (303) 793-2760
                  Attention:  Chief Financial Officer

         if to the Trustee:

                  U.S. Bank National Association
                  First Trust Center
                  180 East 5th Street
                  St. Paul, MN  55101
                  Telecopy No.: (612) 244-0711
                  Attention:  Kathe Barrett, Corporate Finance Department

and

                  First Trust National Association/New York
                  100 Wall Street, Suite 2000
                  New York, New York  1005

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to him by first class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

         If the Company mails notice or communications to the Holders, it shall mail a copy to the Trustee at the same time.

Section 10.03.             Communications by Holders with Other Holders.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 10.04.             Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate (which shall include the statements set forth in Section 10.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants, compliance with which constitutes a condition precedent, if any, provided for in this Indenture relating to the proposed action or inaction, have been complied with and that any such action does not conflict with the terms hereof.

Section 10.05.             Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (a) a statement that the person making such certificate or opinion has read such covenant or condition;

     (b) a brief  statement  as to the  nature and scope of the  examination  or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

         (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.06.             Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or Paying Agent may make reasonable rules for its functions.

Section 10.07.             Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions in Denver, Colorado or New York, New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
A "Business Day" is any day other than a Legal Holiday.

Section 10.08.             Governing Law.

         The laws of the State of New York shall govern this Indenture and the Notes.

Section 10.09.             No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.10.             No Recourse Against Others.

         All liability described in paragraph 12 of the Notes of any director, officer, employee or stockholder, as such, of the Company is waived and released.

Section 10.11.             Successors and Assigns.

         All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 10.12.             Duplicate Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.13.             Severability.

         In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Notes.

                  SIGNATURES

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date first above written.

Dated:  January 28, 1998              M.D.C. HOLDINGS, INC.


                                      By: /s/
                                      Name:
                                      Title:


Dated:  January 28, 1998              U.S. Bank National Association, as Trustee
                                      By: /s/
                                      Name:
                                      Title:

                                    Exhibit A

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                             CUSIP No.: 552676 AL 2


                          8 3/8% Senior Notes due 2008


                              M.D.C. HOLDINGS, INC.
                             a Delaware corporation


#369490
                                       A-1

                              M.D.C. HOLDINGS, INC.
                             a Delaware corporation

                               promises to pay to

                                   Cede & Co.

                              or registered assigns
                      the principal sum of $175,000,000 on
                                February 1, 2008.


                          8 3/8% Senior Notes due 2008

                      Interest Payment Dates: February 1, and August 1
                      Record Dates:           January 15 and July 15




Dated:  January 28, 1998

                                                           M.D.C. HOLDINGS, INC.



                                                           By___________________
                                                           Title:



                                                           By___________________
                                                           Title:


#369490
                                       A-2

U.S. Bank National Association,
as Trustee, certifies that this is one of the Notes referred to in the within mentioned
Indenture.

By: ____________________________

--------------------------------


Authorized Signatory


#369490
                                       A-3

                              M.D.C. HOLDINGS, INC.
                               8 3/8% Senior Notes

1.       Interest.

         M.D.C. HOLDINGS, INC. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on February 1 and August 1 of each year until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from January 28, 1998; provided that, if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment.

         The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) on each Interest Payment Date to the persons who are registered Holders of Notes at the close of business on the January 15 and July 15 preceding such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.       Paying Agent and Registrar.

         Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

         The Company issued the Notes under an Indenture dated as of January 28, 1998 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: M.D.C. Holdings, Inc., 3600 S. Yosemite, Suite 900, Denver, Colorado 80237, Attention: Secretary.


#369490
                                       A-4

5.       Optional Redemption.

         The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after February 1, 2003, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on February 1 of the years indicated below:

                                                                      REDEMPTION
YEAR                                                                       PRICE
--------------------------------------------------------------------------------

2003................................................................... 104.188%
2004................................................................... 102.792%
2005................................................................... 101.396%
2006 and thereafter............................................ 100.000%

         In addition, prior to February 1, 2001, the Company may redeem up to 33% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 108.375% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date with the net cash proceeds of one or more Public Equity Offerings; provided, however, that (x) at least $125,000,000 aggregate principal amount of the Notes would remain outstanding immediately after giving effect to any such redemption (excluding any Notes held by the Company) and (y) notice of any such redemption is given within 60 days of the applicable Public Equity Offering.

         Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption; provided, that if the Company shall default in the payment of such Note at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Notes.

6.       Denominations, Transfer, Exchange.

         The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption, except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.


#369490
                                       A-5

7.       Persons Deemed Owners.

         The registered Holder of this Note shall be treated as the owner of it for all purposes.

8.       Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

9.       Amendment, Supplement, Waiver.

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes and any past default or compliance with any provision relating to the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, or to make any other change, provided such action does not adversely affect the rights of any Holder.

10.      Change of Control.

         In the event that a Change of Control Triggering Event (as defined in Section 4.11 of the Indenture) has occurred, each Holder will have the right, at such Holder's option, subject to the terms and conditions set forth in the Indenture, to require the Company to repurchase in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

11.      Successor Corporation.

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

12.      Trustee Dealings With Company.

         U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.


#369490
                                       A-6

13.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.      Discharge of Indenture.

         The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15.      Authentication.

         This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

16.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).



#369490
                                       A-7

                                 ASSIGNMENT FORM

         If you, the Holder, want to assign this Note, fill in the form below:

         I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       (Insert assignee's social security or tax ID number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           (Print or type assignee's name, address, and zip code)

and irrevocably appoint:


--------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date: ________________                                           Your signature:
-------------------------------
                                                   (Sign exactly as your name
                                                    appears on
                                                    the other side of this Note)

Signature
Guarantee:___________________________________________________________

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



#369490
                                                         1

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Sections 4.11 or 4.12 of the Indenture, check the appropriate box:

[_]  Section 4.11  [_]  Section 4.12

         If you want to elect to have only part of this Note purchased by theCompany pursuant to Sections 4.11 or 4.12 of the Indenture, as the case may be, state the amount you want to be purchased: $________


Date:  ________________ Signature: ______________________
                           (Sign exactly as your
                           name appears on the
                           other side of this Note)



Signature Guarantee:  ___________________________________

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


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